As filed with the Securities and Exchange Commission on December 19, 2024

Registration No. 333-282517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

To

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MGO GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	87-3929852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maximiliano Ojeda

Chief Executive Officer

1515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

Phone: 347-913-3316

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross D. Carmel, Esq. Jeffrey P. Wofford, Esq. Anna Chaykina, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700	Barry Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-1 of MGO Global Inc. (File No. 333-282517), originally filed on October 4, 2024 (the “Registration Statement”), is being filed as an exhibit-only filing to file the form of Warrant Agency Agreement as Exhibit 10.31 and the First Amendment to Business Combination Agreement as Exhibit 10.33. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, the form of Warrant Securities Purchase Agreement (filed herewith as Exhibit 10.33) and the First Amendment to the Business Combination Agreement (incorporated by reference to Exhibit 2.1 of MGO Global Inc.’s Current Report on Form 8-K, filed on December 19, 2024). This Amendment does not modify any content of the prospectus contained in Part I or the balance of Part II of the Registration Statement which are hereby omitted.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

Exhibit No.	Description
1.1**	Form of Placement Agent Agreement
1.2	Equity Distribution Agreement, dated February 6, 2023 between the Registrant and Maxim Group LLC (incorporated by reference to Exhibit 1.2 of the Company’s Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on February 8, 2024)
1.3	Amendment No. 1 to the Equity Distribution Agreement dated June 7, 2024 (incorporated by reference to Exhibit 1.1 of the Company’s current report on the form 8-K filed with the SEC on June 11, 2024)
3.1*	Amended and Restated Certificate of Incorporation dated August 29, 2022
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MGO Global Inc. filed on July 10, 2024 (incorporated by reference to Exhibit 3.2 of the Company’s quarterly report on the form 10-Q filed with the SEC on August 19, 2024)
3.3*	Amended and Restated Bylaws of MGO Global Inc. dated December 28, 2022
3.4

First Amendment to Amended and Restated Bylaws of MGO Global Inc., dated November 18, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s current report on form 8-K filed with the SEC on November 22, 2024)

4.1**	Form of Pre-Funded Warrant issued in the offering
4.2*	Form of Warrant issued to investors in private placement
4.3*	Form of Placement Agent Warrant issued in first private placement
4.4*	Form of Placement Agent Warrant issued in second private placement
4.5	Promissory Note dated August 7, 2024 issued by Americana Liberty LLC to Platinum Bank (incorporated by reference to Exhibit 4.5 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
4.6**	Form of Common Stock Purchase Warrant issued in the offering
5.1**	Opinion of Sichenzia Ross Ference Carmel LLP as to the legality of the shares
10.1††*	Trademark License Agreement between MGOTEAM 1 LLC and Leo Messi Management SL dated November 20, 2021
10.2†*	Form of 2022 Equity Incentive Plan
10.3†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Maximiliano Ojeda dated October 13, 2022
10.4†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Virginia Hilfiger dated October 13, 2022
10.5†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Julian Groves dated October 13, 2022
10.6†*	Amended and Restated Executive Employment Agreement between MGO Global Inc. and Matt Harward dated October 24, 2022
10.7*	Form of Subscription Agreement for first private placement
10.8*	Form of Subscription Agreement for second private placement
10.9†*	Consulting Services Agreement between MGO Global Inc. and Martin Scott dated December 6, 2022
10.10†*	Amended and Restated Independent Contractor Agreement between MGO Global Inc. and Vincent Ottomanelli dated December 2, 2022
10.11*	Equity Joint Venture Contract dated August 29, 2019 among Shanghai Celebrity Import and Export Co., LTD. and MGOTEAM LLC
10.12	Letter of Intent for acquisition of certain assets of Stand Co, LLC by MGO Global Inc., dated March 13, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on March 17, 2023)
10.13	Commercial license agreement between MGO Global Inc. and Stand CO LLC, dated May 11, 2023 (incorporated by reference to Exhibit 10.14 of the Company’s quarterly report on the form 10-Q filed with the SEC on May 15, 2023)
10.14	Consulting agreement between MGO Global Inc. and Jason Harward, dated May 11, 2023 (incorporated by reference to Exhibit 10.15 of the Company’s quarterly report on the form 10-Q filed with the SEC on May 15, 2023)
10.15	Offer letter between MGO Global Inc. and Dana Perez, dated January 15, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on January 19, 2024)

10.16	Settlement Agreement between MGO Global Inc. and Matthew Harward, dated February 6, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on February 12, 2024)
10.17	Term Sheet by and between MGO Global Inc., MGOTEAM 1 LLC and Centric Brands LLC dated March 20, 2024 (incorporated by reference to Exhibit 10.2 of the Company’s current report on the form 8-K filed with the SEC on March 26, 2024)
10.18	Deed of Novation, Assignment and Assumption by and between MGOTEAM 1 LLC, Leo Messi Management S.L. and Centric Brands LLC dated March 21, 2024 (incorporated by reference to Exhibit 10.3 of the Company’s current report on the form 8-K filed with the SEC on March 26, 2024)
10.19	Form of Amendment No. 1 to the Amended and Restated Executive Employment Agreement between MGO Global Inc. and Maximiliano Ojeda dated October 13, 2022 (incorporated by reference to Exhibit 10.19 of the Company’s annual report on the form 10-K filed with the SEC on April 1, 2024)
10.20	Form of Amendment No. 1 to Amended and Restated Executive Employment Agreement between MGO Global Inc. and Virginia Hilfiger dated October 13, 2022 (incorporated by reference to Exhibit 10.20 of the Company’s annual report on the form 10-K filed with the SEC on April 1, 2024)
10.21	Form of Amendment No. 1 to Amended and Restated Executive Employment Agreement between MGO Global Inc. and Julian Groves dated October 13, 2022 (incorporated by reference to Exhibit 10.21 of the Company’s annual report on the form 10-K filed with the SEC on April 1, 2024)
10.22	Amended Offer letter between MGO Global Inc. and Dana Perez, dated April 2, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on the form 8-K filed with the SEC on April 4, 2024)
10.23	Amendment to the MGO Global Inc’s 2022 Equity Incentive Plan dated May 19, 2024 (incorporated by reference to Exhibit 10.15 of the Company’s quarterly report on the form 10-Q filed with the SEC on May 20, 2024)
10.24	The Business Combination Agreement and Plan of Merger dated June 18, 2024 among Heidmar, Inc., Heidmar Maritime Holdings Corp., HMR Merger Sub Inc., and Rhea Marine Ltd. and Maistros Shipinvest Corp (incorporated by reference to Exhibit 2.1 of the Company’s current report on the form 8-K filed with the SEC on June 20, 2024)
10.25	Form of Voting and Support Agreement dated June 18, 2024 (incorporated by reference to Exhibit 10.1 of the Company’s current report on form 8-K filed with the SEC on June 20, 2024)
10.26	Form of Lock-up/Leak out Agreement (incorporated by reference to Exhibit 10.2 of the Company’s current report on form 8-K filed with the SEC on June 20, 2024)
10.27	Transfer, Assignment and Assumption Agreement between the Company and Americana Liberty LLC dated October 31, 2024 (incorporated by reference to Exhibit 10.18 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.28	Business Loan Agreement dated August 7, 2024 by and between Americana Liberty LLC and Platinum Bank (incorporated by reference to Exhibit 10.19 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.29	Commercial Guaranty dated August 7, 2024 signed by MGO Global Inc. (incorporated by reference to Exhibit 10.20 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.30	Assignment of Deposit Account dated August 7, 2024, signed by and among Americana Liberty LLC, MGO Global Inc. and Platinum Bank (incorporated by reference to Exhibit 10.21 of the Company’s quarterly report on the form 10-Q filed with the SEC on November 14, 2024)
10.31	Warrant Agency Agreement
10.32**	Form of Securities Purchase Agreement
10.33	First Amendment to Business Combination Agreement dated December 17, 2024 (incorporated by reference to Exhibit 2.1 of MGO Global, Inc.’s Current Report on Form 8-K, filed on December 19, 2024)
16.1	Letter dated as of December 22, 2023, from BF Borgers CPA PC (incorporated by reference to Exhibit 16.1 of the Company’s current report on the form 8-K filed with the SEC on December 27, 2023)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Company’s annual report on form 10-K filed with the SEC on April 1, 2024)
23.1**	Consent of Assurance Dimensions
23.2**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of this registration statement)
99.1	Information About the Business Combination and Heidmar (incorporated by reference to Exhibit 99.1 of the Company’s current report on the form 8-K filed with the SEC on June 20, 2024)
99.2**	Heidmar Six Month Financial Information
99.3*	Audit Committee Charter
99.4*	Compensation Committee Charter
99.5*	Nominating and Corporate Governance Committee Charter
107**	Exhibit Filing Fees

*	Incorporated by reference to the Registrant’s Registration Statement File No. 333-268484, filed on December 30, 2022.

**	Previously filed

†	Executive compensation plan or arrangement.

††	portions were redacted.

(b)	Financial Statements Schedules.

No financial statement schedules are provided because the information called for is not applicable or not required or is shown in the financial statements or the notes thereto.

(c)	Filing Fee Table.

The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on December 19, 2024.

MGO GLOBAL INC.

By:	/s/ Maximiliano Ojeda
Maximiliano Ojeda
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maximiliano Ojeda	Chief Executive Officer and Chairman	December 19, 2024
Maximiliano Ojeda	(Principal Executive Officer)

/s/ Dana Perez	Chief Financial Officer	December 19, 2024
Dana Perez	(Principal Accounting Officer)

/s/ Virginia Hilfiger	Director	December 19, 2024
Virginia Hilfiger

/s/ Julian Groves	Director	December 19, 2024
Julian Groves

/s/ Obie McKenzie	Director	December 19, 2024
Obie McKenzie

/s/ Jeff Lerner	Director	December 19, 2024
Jeff Lerner

/s/ Paul Wahlgren	Director	December 19, 2024
Paul Wahlgren

/s/ Ping Rawson	Director	December 19, 2024
Ping Rawson